EATON VANCE SERIES TRUST

	AMENDED AND RESTATED ADMINISTRATIVE
SERVICES AGREEMENT


	AGREEMENT effective as of this 6th day
of August 2012, between Eaton Vance Series
Trust, a Massachusetts business trust (the
"Trust") on behalf of its series listed on Appendix A (each referred to herein as the "Fund") and Eaton Vance Management, a
Massachusetts business trust (the
"Administrator").

	IN CONSIDERATION of the mutual
promises and undertakings herein contained, the parties hereto agree with respect to the
Fund:

	1.	Duties of the Administrator.  The
Trust hereby employs the Administrator to act as administrator of the Fund and to administer its affairs, subject to the supervision of the Trustees of the Trust, for the period and on the terms set forth in this Agreement.

	The Administrator hereby accepts such
employment, and undertakes to afford to the Trust the advice and assistance of the Administrator's organization in the administration of the Fund and to furnish for the use of the Fund office space and all necessary office facilities, equipment and personnel for administering the affairs of the Fund and to pay the salaries and fees of all officers and Trustees of the Trust who are members of the Administrator's organization and all personnel of the Administrator performing services relating to administrative activities. The Administrator shall for all purposes herein be deemed to be an independent contractor and shall, except as otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

       In connection with its responsibilities as Administrator of the Fund, the Administrator will:

*	assist in preparing all annual, semi-
annual and other reports required
to be sent to Fund shareholders
and/or filed with the Securities and
Exchange Commission ("SEC"),
and arrange for such filing and
printing and dissemination of such
reports to shareholders;
*	prepare and assemble all reports
required to be filed by the Trust on
behalf of the Fund with the SEC on
Form N-SAR, or on such other form
as the SEC may substitute for Form
N-SAR, and file such reports with
the SEC;
*	review the provision of services by
the Fund's independent public
accounting firm, including, but not
limited to, the preparation by such
firm of audited financial statements
of the Fund and the Fund's federal,
state and local tax returns; and
make such reports and
recommendations to the Trustees
of the Trust concerning the
performance of the independent
accountants as the Trustees deem
appropriate;
*	arrange for the filing with the
appropriate authorities all required
federal, state and local tax returns;
*	arrange for the dissemination to
shareholders of the Fund's proxy
materials, and oversee the
tabulation of proxies by the Fund's
transfer agent or other duly
authorized proxy tabulator;
*	review and supervise the provision
of custodian services to the Fund;
and make such reports and
recommendations to the Trustees
concerning the provision of such
services as the Trustees deem
appropriate;
*	oversee the valuation of all such
portfolio investments and other
assets of the Fund as may be
designated by the Trustees (subject
to any guidelines, directions and
instructions of the Trustees), and
review and supervise the calculation
of the net asset value of the Fund's
shares by the custodian;
*	negotiate the terms and conditions
under which transfer agency and
dividend disbursing services will be
provided to the Fund, and the fees
to be paid by the Fund in
connection therewith; review and
supervise the provision of transfer
agency and dividend disbursing
services to the Fund; and make such
reports and recommendations to
the Trustees concerning the
performance of the Fund's transfer
and dividend disbursing agent as
the Trustees deem appropriate;
*	establish the accounting policies of
the Fund; reconcile accounting
issues that may arise with respect to
the Fund's operations; and consult
with the Fund's independent
accountants, legal counsel,
custodian, accounting and
bookkeeping agents and transfer
and dividend disbursing agent as
necessary in connection therewith;
*	determine the amount of all
distributions (if any) to be paid by
the Fund to its shareholders;
prepare and arrange for the
publishing of notices to
shareholders regarding such
distributions (if required) and
provide the Fund's transfer and
dividend disbursing agent and
custodian with such information as
is required for such parties to effect
the payment of distributions;
*	review the Fund's bills and
authorize payments of such bills by
the Fund's custodian;
*	oversee services provided to the
Fund by external counsel;
*	arrange for the preparation and
filing of all other reports, forms,
registration statements and
documents required to be filed by
the Trust on behalf of the Fund with
the SEC and any other regulatory
body; and
*	provide other internal legal,
auditing, accounting and
administrative services as ordinarily
required in conducting the Fund's
business affairs.

	Notwithstanding the foregoing, the
Administrator shall not be deemed to have assumed any duties with respect to, and shall not be responsible for, the management of the Fund's assets or the rendering of investment advice and supervision with respect thereto or the distribution of shares of the Fund, nor shall the Administrator be deemed to have assumed or have any responsibility with respect to functions specifically assumed by any transfer agent, custodian or shareholder servicing agent of the Trust or the Fund.

	2.	Allocation of Charges and
Expenses. The Administrator shall pay the entire salaries and fees of all of the Trust's
Trustees and officers who devote part or all of their time to the affairs of the Administrator, and the salaries and fees of such persons shall not be deemed to be expenses incurred by the Trust for purposes of this Section 2.
Except as provided in the foregoing sentence, the Administrator shall not pay any expenses relating to the Trust or the Fund including, without implied limitation:

*	expenses of maintaining the Fund
and continuing its existence;
*	commissions, fees and other
expenses connected with the
acquisition and disposition of
securities and other investments;
*	auditing, accounting and legal
expenses;
*	taxes and interest;
*	governmental fees;
*	expenses of issue, sale, repurchase
and redemption of shares;
*	expenses of registering and
qualifying the Trust, the Fund and its
shares under federal and state
securities laws and of preparing and
printing prospectuses for such
purposes and for distributing the
same to shareholders and investors,
and fees and expenses of
registering and maintaining
registrations of the Fund under
state securities laws;
*	registration of the Trust under the
Investment Company Act of 1940;
*	expenses of reports and notices to
shareholders and of meetings of
shareholders and proxy solicitations
therefor;
*	expenses of reports to regulatory
bodies;
*	insurance expenses;
*	association membership dues;
*	fees, expenses and disbursements
of custodians and subcustodians for
all services to the Fund (including
without limitation safekeeping of
funds, securities and other
investments, keeping of books and
accounts and determination of net
asset values);
*	fees, expenses and disbursements
of transfer agents, dividend
disbursing agents, shareholder
servicing agents and registrars for
all services to the Fund;
*	expenses for servicing shareholder
accounts;
*	any direct charges to shareholders
approved by the Trustees of the
Trust;
*	compensation and expenses of
Trustees of the Trust who are not
members of the Administrator's
organization;
*	all payments to be made and
expenses to be assumed by the
Fund in connection with the
distribution of Fund shares;
*	any pricing or valuation services
employed by the Fund to value its
investments including primary and
comparative valuation services;
*	any investment advisory, sub-
advisory or similar management fee
payable by the Fund;
*	all expenses incurred in connection
with the Fund's use of a line of
credit; and
*	such non-recurring items as may
arise, including expenses incurred in
connection with litigation,
proceedings and claims and the
obligation of the Trust to indemnify
its Trustees and officers with
respect thereto.

	3.	Compensation of Administrator.
The Administrator shall receive compensation
(if any) from the Trust on behalf of the Fund in respect of the services to be rendered and the facilities to be provided by the Administrator under this Agreement as set forth on Appendix A.

	4.	Other Interests.  It is understood
that Trustees and officers of the Trust and shareholders of the Fund are or may be or become interested in the Administrator as trustees, officers, employees, shareholders or otherwise and that trustees, officers, employees and shareholders of the
Administrator are or may be or become
similarly interested in the Fund, and that the Administrator may be or become interested in the Fund as shareholder or otherwise. It is also understood that trustees, officers, employees and shareholders of the
Administrator may be or become interested
(as directors, trustees, officers, employees, shareholders or otherwise) in other companies or entities (including, without limitation, other investment companies) which the Administrator may organize, sponsor or acquire, or with which it may merge or consolidate, and which may include the words
"Eaton Vance" or any combination thereof as part of their name, and that the Administrator or its subsidiaries or affiliates may enter into advisory or management or administration agreements or other contracts or relationships with such other companies or entities.

	5.	Limitation of Liability of the
Administrator.  The services of the
Administrator to the Trust and the Fund are not to be deemed to be exclusive, the Administrator being free to render services to others and engage in other business activities.
In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Administrator, the Administrator shall not be subject to liability to the Trust or the Fund or to any shareholder of the Fund for any act or omission in the course of, or connected with, rendering services hereunder or for any losses which may be sustained in the acquisition, holding or disposition of any security or other investment.

	6.	Sub-Administrators.  The
Administrator may employ one or more sub-administrators from time to time to perform such of the acts and services of the Administrator and upon such terms and conditions as may be agreed upon between the Administrator and such sub-administrators and approved by the Trustees of the Trust, all as permitted by the Investment Company Act of 1940.

	7.	Duration and Termination of this
Agreement.  This Agreement shall become
effective upon the date of its execution, and, unless terminated as herein provided, shall remain in full force and effect through and including the second anniversary of the execution of this Agreement and shall continue in full force and effect indefinitely thereafter, but only so long as such continuance after such date is specifically approved at least annually (i) by the Board of Trustees of the Trust and (ii) by the vote of a majority of those Trustees of the Trust who are not interested persons of the Administrator or the Trust.

	Either party hereto may, at any time on
sixty (60) days' prior written notice to the other, terminate this Agreement without the payment of any penalty, by action of Trustees of the Trust or the trustee of the Administrator, as the case may be, and the Trust may, at any time upon such written notice to the Administrator, terminate this Agreement by vote of a majority of the outstanding voting securities of the Fund.
This Agreement shall terminate automatically in the event of its assignment.

	8.	Amendments of the Agreement.
This Agreement may be amended by a writing signed by both parties hereto, provided that no amendment to this Agreement shall be effective until approved (i) by the vote of a majority of those Trustees of the Trust who are not interested persons of the Administrator or the Trust, and (ii) by vote of the Board of Trustees of the Trust. Additional series of the Trust, however, will become a Fund hereunder upon approval by the Trustees of the Trust and amendment of Schedule A.

	9.	Limitation of Liability.  The Fund
shall not be responsible for the obligations of any other series of the Trust. Each party expressly acknowledges the provision in the other party's Declaration of Trust limiting the personal liability of trustees, officers and shareholders, and each party hereby agrees that it shall only have recourse to the assets of the other party for payment of claims or obligations arising out of this Agreement and shall not seek satisfaction from the Trustees, officers or shareholders of the other party.

	10.	Use of the Name "Eaton
Vance". The Administrator hereby consents to the use by the Fund of the name "Eaton
Vance" as part of the Fund's name;
provided, however, that such consent shall be conditioned upon the employment of the Administrator or one of its affiliates as the administrator of the Fund. The name "Eaton
Vance" or any variation thereof may be used from time to time in other connections and for other purposes by the Administrator and its affiliates and other investment companies that have obtained consent to the use of the name "Eaton Vance." The Administrator shall have the right to require the Fund to cease using the name "Eaton Vance" as part of the Fund's name if the Fund ceases, for any reason, to employ the Administrator or one of its affiliates as the Fund's administrator. Future names adopted by the Fund for itself, insofar as such names include identifying words requiring the consent of the Administrator, shall be the property of the Administrator and shall be subject to the same terms and conditions.

	11.	Certain Definitions.  The term
"interested persons" when used herein shall have the respective meanings specified in the Investment Company Act of 1940 as now in effect or as hereafter amended subject, however, to such exemptions as may be granted by the Securities and Exchange
Commission by any rule, regulation or order.


	IN WITNESS WHEREOF, the parties
hereto have caused this Agreement to be
executed on the day and year first above written.

EATON VANCE SERIES TRUST	EATON VANCE MANAGEMENT



By		By
      Barbara Campbell		Maureen A. Gemma
      Treasurer		Vice President


Appendix A

Fund
F
e
e
Eato
n
Vanc
e
Tax-
Man
aged
Gro
wth
Fund
1.0
-
-




13
021_0030

021_0030

A-1
021_0030